EXHIBIT 99.2

SUMMARY OF PLAN OF REORGANIZATION

The following is a summary of the matters contemplated to occur either pursuant to or in connection with the confirmation and implementation of the Plan of Reorganization (the “Plan”). This summary only highlights certain of the substantive provisions of the Plan and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Plan. This summary is qualified in its entirety by reference to the full text of the Plan and as modified pursuant to the Confirmation Order. Capitalized terms used but not defined herein have the meanings set forth in the Plan.

The Plan designates 15 Classes of Claims and three Class of Interests. These Classes take into account the differing nature and priority under the Bankruptcy Code of the various Claims and Interests. The Plan provides for the treatment of Claims and Interests as follows:

1.	Treatment of Administrative Expense Claims and Priority Tax Claims

(a) Administrative Expense Claims. Except to the extent that any entity entitled to payment of any Allowed Administrative Expense Claim agrees to a less favorable treatment, each holder of an Allowed Administrative Expense Claim shall receive Cash in an amount equal to such Allowed Administrative Expense Claim on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors in Possession or liabilities arising under loans or advances to or other obligations incurred by the Debtors in Possession shall be paid in full and performed by the Reorganized Debtors in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.

(b) Professional Compensation and Reimbursement Claims. All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date pursuant to sections 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code shall (i) file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Effective Date by no later than the date that is ninety (90) days after the Effective Date or such other date as may be fixed by the Bankruptcy Court and (ii) if granted such an award by the Bankruptcy Court, be paid in full in such amounts as are Allowed by the Bankruptcy Court (A) on the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable or (B) upon such other terms as may be mutually agreed upon between such holder of an Administrative Expense Claim and the Reorganized Debtors.

(c) Priority Tax Claims. Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Reorganized Debtors, (i) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, (ii) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to five (5.0%) percent, over a period through the sixth (6th) anniversary of the date of assessment of such Allowed Priority Tax Claim, or (iii) upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.

2.	Classification and Treatment of Claims and Equity Interests

(a) Class 1- Other Priority Claims. Each holder of an Allowed Other Priority Claim shall receive Cash in an amount equal to such Allowed Other Priority Claim on the later of the Effective Date and the date such Allowed Other Priority Claim becomes an Allowed Other Priority Claim, or as soon thereafter as is practicable.

(b) Class 2 - Secured Tax Claims. Except to the extent that a holder of an Allowed Secured Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Secured Tax Claim shall receive, at the sole option of the Reorganized Debtors, (i) Cash in an amount equal to such Allowed Secured Tax Claim, including any interest on such Allowed Secured Tax Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Allowed Secured Tax Claim becomes an Allowed Secured Tax Claim, or as soon thereafter as is practicable or (ii) equal annual Cash payments in an aggregate amount equal to such Allowed Secured Tax Claim, together with interest at a fixed annual rate equal to five (5.0%) percent, over a period through the sixth (6th) anniversary of the date of assessment of such Allowed Secured Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Secured Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Secured Tax Claim.

(c) Class 3 - Other Secured Claims. Except to the extent that a holder of an Allowed Other Secured Claim agrees to a different treatment, at the sole option of the Reorganized Debtors: (i) each Allowed Other Secured Claim shall be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand or receive payment of such Allowed Other Secured Claim prior to the stated maturity of such Allowed Other Secured Claim from and after the occurrence of a default; (ii) each holder of an Allowed Other Secured Claim shall receive Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable; or (iii) each holder of an Allowed Other Secured Claim shall receive the Collateral securing its Allowed Other Secured Claim and any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, in full and complete satisfaction of such Allowed Other Secured Claim on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable.

(d) Class 3A - Bank Settlement Claims. On the Effective Date, or as soon thereafter as is practicable, each holder of a Bank Settlement Claim shall receive its pro rata share of New Notes in the aggregate principal amount of seventy-five million ($75,000,000) dollars; provided, however, to the extent the holder of a Bank Settlement Claim does not hold the Bank Claim arising from the same underlying obligation, then 35.7% of such holder’s distribution on account of the Bank Settlement Claim shall be paid to the holder(s) of the underlying Bank Claim. Allowance and distributions on account of Bank Settlement Claims is expressly contingent upon the prior dismissals with prejudice of the Constructive Trust Action and the Maryland Action. The Allowed Class 5 Claims of the Banks receiving distributions pursuant to this Section 4.04(c) shall be reduced by an amount equal to the Class 3A distributions such Banks receive.

(e) Class 4 - Convenience Claims. Each holder of an Allowed Convenience Claim shall receive Cash in an amount equal to the lesser of (i) .40 multiplied by the Allowed amount of such Convenience Claim or (ii) sixteen thousand ($16,000) dollars, in full and complete satisfaction of such Allowed Claim; provided, however, that if the holders of Class 4 Convenience Claims do not accept the Plan by the requisite majorities set forth in section 1126(c) of the Bankruptcy Code, then the holders of Allowed Convenience Claims shall be treated as holders of Allowed WorldCom General Unsecured Claims or Allowed Intermedia General Unsecured Claims, as appropriate, and treated in accordance with Section 4.07 or 4.13 of the Plan, respectively; provided further, however, that in such event any election by a holder of an Allowed Convenience Claim to reduce the amount of its Allowed Claim to forty thousand ($40,000) dollars shall be null and void.

(f) Class 5 - WorldCom Senior Debt Claims. On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed WorldCom Senior Debt Claim may elect on the Election Form, and shall receive on account of such Claim (i) 14.28 shares of New Common Stock for each one thousand ($1,000) dollars of such holder’s Allowed WorldCom Senior Debt Claim or (ii) New Notes in a principal amount equal to .357 multiplied by the Allowed amount of such WorldCom Senior Debt Claim, or a combination thereof as set forth on a properly delivered Election Form or as modified in the event of an Undersubscription or Oversubscription, in full and complete satisfaction of such Allowed Claim. The distributions to Allowed WorldCom Senior Debt Claims shall be subject to modification on account of an Undersubscription. In addition, the holders of Allowed WorldCom Senior Debt Claims shall receive a pro rata share of Cash in an amount equal to the reasonable fees and expenses of the WorldCom Notes Indenture Trustee and the Bank of America (in its capacity as agent under the 364-Day Facility and Revolving Credit Facility) and its counsel in accordance with Section 5.09 of the Plan, provided, however, in no event shall the distributions on account of the reasonable fees and expenses of the Bank Agent and its counsel exceed an amount equal to 10.7% of the reasonable fees and expenses of the WorldCom Notes Indenture Trustee and its counsel.

In the event of an Oversubscription, each Electing Holder in Class 5 shall receive (i) New Notes in a principal amount equal to the product of .357 multiplied by such holder’s Pro Rated Claim and (ii) 14.28 shares of New Common Stock for each one thousand ($1,000) dollars of such holder’s Remaining Claim; provided, however, the Debtors shall distribute a disproportionately greater amount of New Notes to an Electing Holder (not to exceed the amount of New Notes originally elected by such holder) or to a Non-Specifying Holder to the extent necessary, as determined in the reasonable discretion of the Debtors, to (A) avoid any person from becoming a “5% shareholder” or “5% entity” (within the meaning of section 382 of the Tax Code and the Treasury Regulations promulgated thereunder) of Reorganized WorldCom or (B) otherwise minimize the amount of New Common Stock that would be treated as owned for section 382 purposes by any “5% shareholder” or “5% entity” of Reorganized WorldCom or by any person to whom any presumption under section 382, which depends upon the ownership of less than five (5%) percent of New Common Stock, would not apply. Holders of WorldCom Senior Debt Claims that are Non-Specifying Holders shall be deemed to have elected, and shall receive, New Common Stock; provided, however, that in the event of an Undersubscription, such holders shall be deemed to have elected, and shall receive, New Notes.

(g) Class 6 - WorldCom General Unsecured Claims. On the Effective Date, or as soon thereafter as is practicable, each holder of a WorldCom General Unsecured Claim shall receive (i) 7.14 shares of New Common Stock for each one thousand ($1,000) dollars of such holder’s Allowed WorldCom General Unsecured Claim and (ii) Cash in an amount equal to .1785 multiplied by the Allowed amount of such WorldCom General Unsecured Claim, in full and complete satisfaction of such Allowed Claim.

(h) Class 6A - MCI Pre-Merger Claims. On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed MCI Pre-merger Claim shall receive (i) 7.14 shares of New Common Stock for each one thousand ($1,000) dollars of such holder’s Allowed MCI Pre-merger Claim and (ii) Cash in an amount equal to .4215 multiplied by the Allowed amount of such MCI Pre-merger Claim in full and complete satisfaction of such Allowed Claim; provided, however, that if a holder of an MCI Pre-merger Claim is a member of the Ad Hoc MCI Trade Claims Committee, then such holder’s recovery, if any, as a holder of an MCI Pre-merger Claim shall be reduced by the amount received by such holder on account of such Claim pursuant to the contributions set forth in Sections 4.12 and 4.13 of the Plan.

(i) Class 6B - Ad Hoc MCI Trade Claims Committee Claims. Ad Hoc MCI Trade Claims Committee Claims are classified in Class 6B solely for voting purposes. For distribution purposes, each holder of an Allowed Ad Hoc MCI Trade Claims Committee Claim shall be treated as the holder of an Allowed WorldCom General Unsecured Claim and shall receive on account of such Claim the treatment set forth in Section 4.07(b) of the Plan; provided, however, that, to the extent the holder of an Allowed Ad Hoc MCI Trade Claims Committee Claim can establish that it holds an Allowed MCI Pre-merger Claim, such holder shall be treated as the holder of an Allowed MCI Pre-merger Claim and shall receive on account of such Claim the treatment set forth in Section 4.08(b) of the Plan.

(j) Class 7 - WorldCom Subordinated Claims. The holders of WorldCom Subordinated Claims shall not receive any distributions on account of such Claims and shall not retain any property under the Plan. The Plan shall neither impair nor create any right of any holder of a WorldCom Subordinated Claim to assert such Claim against any of the Debtors’ insurance policies. In accordance with 18 U.S.C. § 3613(e), nothing in this Plan or any document or order associated herewith shall subordinate or affect any fine, penalty, Claim for disgorgement, or order of restitution entered or ordered in connection with any criminal action or criminal proceeding by the United States.

(k) Class 8 - WorldCom Equity Interests. The holders of WorldCom Equity Interests shall not receive any distributions on account of such interests. On the Effective Date, all WorldCom Equity Interests shall be extinguished.

(l) Class 9 - MCIC Senior Debt Claims. On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed MCIC Senior Debt Claim shall receive New Notes in a principal amount equal to .80 multiplied by the Allowed principal amount of such MCIC Senior Debt Claim, in full and complete satisfaction of such Allowed Claim; provided, however, that the acceptance of the Plan by Class 9 shall constitute an agreement by the holders of Allowed MCIC Senior Debt Claims to contribute to the members of the Ad Hoc MCI Trade Claims Committee on a pro rata basis New Notes in the aggregate principal amount of twenty-one million two hundred thousand ($21,200,000) dollars out of the aggregate distribution provided to the holders of Allowed MCIC Senior Debt Claims, which contribution shall be distributed as set forth in Section 6.06 of the Plan. Except as otherwise provided for in Section 5.09(ii) of the Plan, the MCIC Senior Notes Indenture Trustee shall make distributions to or for the benefit of the beneficial holders of MCIC Senior Debt Claims such that each holder of an MCIC Senior Debt Claim receives New Notes in an amount equal to $0.792 on the principal amount (but not unpaid interest) of its MCIC Senior Debt Claim after taking into account the above contribution. In addition, the holders of Allowed MCIC Senior Debt Claims shall receive a pro rata share of Cash in an amount equal to the reasonable fees and expenses of the MCIC Senior Notes Indenture Trustee and its counsel in accordance with Section 5.09 of the Plan.

(m) Class 10 - MCIC Subordinated Debt Claims. On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed MCIC Subordinated Debt Claim shall (pursuant to an election made in connection with the solicitation of such holders, subject to proration for an over-subscription of New Notes as set forth below) receive on account of such Claim (i) either (A) New Notes in a principal amount equal to forty-four (44%) percent of the principal amount of such holder’s Allowed Claim; provided, however, that the aggregate principal amount of New Notes distributed on account of all Allowed MCIC Subordinated Debt Claims shall not exceed one hundred sixty-five million ($165,000,000) dollars as set forth below, or (B) Cash in an amount equal to forty-two (42%) percent of the principal amount of such holder’s Allowed Claim; and (ii) such holder’s pro rata share of thirty-one million ($31,000,000) dollars in Cash; provided, however, that the acceptance of Class 10 shall constitute an agreement by all holders of Allowed MCIC Subordinated Debt Claims to contribute to the members of the Ad Hoc MCI Trade Claims Committee Cash in the amount of nineteen million ($19,000,000) dollars out of the aggregate distribution to be provided to the holders of Allowed MCIC Subordinated Debt Claims, which contribution shall be distributed as set forth in Section 6.06 of the Plan. If elections made by holders of Allowed MCIC Subordinated Debt Claims would require distribution of New Notes in a principal amount in excess of one hundred and sixty five million ($165,000,000) dollars to such holders, only one hundred and sixty five million ($165,000,000) dollars of New Notes will be distributed with respect to clause (i) above to such electing holders pro rata at the rate of eleven ($11) dollars in principal amount of New Notes per twenty-five ($25) dollars in principal amount of such electing holders’ Allowed MCIC Subordinated Debt Claim, or forty-four ($0.44) cents on the dollar, and Cash shall be distributed with respect to the balance of such electing holders’ Allowed MCIC Subordinated Debt Claims at the rate of ten dollars and fifty cents ($10.50) in Cash per twenty-five ($25) dollars in principal amount of such electing holders’ Allowed MCIC Subordinated Debt Claim, or forty-two ($0.42) cents on the dollar. To the extent the holder of an MCIC Subordinated Debt Claim fails to properly specify an election on a Class 10 Election Form, such holder shall be deemed to have elected to receive Cash. In addition, the holders of Allowed MCIC Subordinated Debt Claims shall receive a pro rata share of Cash in an amount equal to the reasonable fees and expenses of the MCIC Subordinated Notes Indenture Trustee and its counsel in accordance with Section 5.09 of the Plan. The Debtors waive any rights that they have or may have to receive a distribution under Class 10 of the Plan as holders of any securities issued or held by any of them under or in connection with the MCIC Subordinated Notes Indenture and/or the Amended and Restated Trust Agreement among MCI Communications Corporation, Wilmington Trust Company, and certain Administrative Trustees, dated May 29, 1996.

(n) Class 11 - Intermedia Senior Debt Claims. On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed Intermedia Senior Debt Claim may elect on the Election Form, and shall receive on account of such Claim (i) 37.4 shares of New Common Stock for each one thousand ($1,000) dollars of such holder’s Allowed Intermedia Senior Debt Claim or (ii) New Notes in a principal amount equal to .935 multiplied by the Allowed amount of such Intermedia Senior Debt Claim, or a combination thereof as set forth on a properly delivered Election Form or as modified in the event of an Undersubscription or Oversubscription, in full and complete satisfaction of such Allowed Claim. The distributions to Allowed Intermedia Senior Debt Claims shall be subject to modification on account of an Undersubscription. In addition, the holders of Allowed Intermedia Senior Debt Claims shall receive a pro rata share of Cash in an amount equal to the reasonable fees and expenses of the Intermedia Senior Notes Indenture Trustee and its counsel in accordance with Section 5.09 of the Plan.

In the event of an Oversubscription, each Electing Holder in Class 11 shall receive (i) New Notes in a principal amount equal to the product of .935 multiplied by such holder’s Pro Rated Claim and (ii) 37.4 shares of New Common Stock for each one thousand ($1,000) dollars of such holder’s Remaining Claim; provided, however, the Debtors shall distribute a disproportionately greater amount of New Notes to an Electing Holder (not to exceed the amount of New Notes originally elected by such holder) or to a Non-Specifying Holder to the extent necessary, as determined in the reasonable discretion of the Debtors, to (A) avoid any person from becoming a “5% shareholder” or “5% entity” (within the meaning of section 382 of the Tax Code and the Treasury Regulations promulgated thereunder) of Reorganized WorldCom or (B) otherwise minimize the amount of New Common Stock that would be treated as owned for section 382 purposes by any “5% shareholder” or “5% entity” of Reorganized WorldCom or by any person to whom any presumption under section 382, which depends upon the ownership of less than five (5%) percent of New Common Stock, would not apply. Holders of Intermedia Senior Debt Claims that are Non-Specifying Holders shall be deemed to have elected, and shall receive, New Common Stock; provided, however, that in the event of an Undersubscription, such holders shall be deemed to have elected, and shall receive, New Notes.

(o) Class 12 - Intermedia General Unsecured Claims. On the Effective Date, or as soon thereafter as is practicable, each holder of an Intermedia General Unsecured Claim shall receive (i) 16.64 shares of New Common Stock for each one thousand ($1,000) dollars of such holder’s Allowed Intermedia General Unsecured Claim and (ii) Cash in an amount equal to .416 multiplied by the Allowed amount of such Intermedia General Unsecured Claim, in full and complete satisfaction of such Allowed Claim.

(p) Class 13 - Intermedia Subordinated Debt Claims. On the Effective Date, or as soon thereafter as is practicable, each holder of an Allowed Intermedia Subordinated Debt Claim may elect on the Election Form, and shall receive on account of such Claim (i) 18.56 shares of New Common Stock for each one thousand ($1,000) dollars of such holder’s Allowed Intermedia Subordinated Debt Claim or (ii) New Notes in a principal amount equal to .464 multiplied by the Allowed amount of such Intermedia Subordinated Debt Claim, or a combination thereof as set forth on a properly delivered Election Form or as modified in the event of an Undersubscription or Oversubscription, in full and complete satisfaction of such Allowed Claim. The distributions to Allowed Intermedia Subordinated Debt Claims shall be subject to modification on account of an

Undersubscription. In addition, the holders of Allowed Intermedia Subordinated Debt Claims shall receive a pro rata share of Cash in an amount equal to the reasonable fees and expenses of the Intermedia Subordinated Notes Indenture Trustee and its counsel in accordance with Section 5.09 of the Plan.

In the event of an Oversubscription, each Electing Holder in Class 13 shall receive (i) New Notes in a principal amount equal to the product of .464 multiplied by such holder’s Pro Rated Claim and (ii) receive 18.56 shares of New Common Stock for each one thousand ($1,000) dollars of such holder’s Remaining Claim; provided, however, the Debtors shall distribute a disproportionately greater amount of New Notes to an Electing Holder (not to exceed the amount of New Notes originally elected by such holder) or to a Non-Specifying Holder to the extent necessary, as determined in the reasonable discretion of the Debtors, to (A) avoid any person from becoming a “5% shareholder” or “5% entity” (within the meaning of section 382 of the Tax Code and the Treasury Regulations promulgated thereunder) of Reorganized WorldCom or (B) otherwise minimize the amount of New Common Stock that would be treated as owned for section 382 purposes by any “5% shareholder” or “5% entity” of Reorganized WorldCom or by any person to whom any presumption under section 382, which depends upon the ownership of less than five (5%) percent of New Common Stock, would not apply. Holders of Intermedia Subordinated Debt Claims that are Non-Specifying Holders shall be deemed to have elected, and shall receive, New Common Stock; provided, however, that in the event of an Undersubscription, such holders shall be deemed to have elected, and shall receive, New Notes.

(q) Class 14 - Intermedia Preferred Stock. Each holder of Intermedia Preferred Stock shall receive its pro rata share of twenty-nine million ($29,000,000) dollars, in full and complete satisfaction of such Allowed interest.

(r) Class 15 - Intermedia Equity Interests. The holders of Intermedia Equity Interests shall not receive any distributions on account of such interests. On the Effective Date, all Intermedia Equity Interests shall be extinguished.

3.	Implementation of the Plan

(a) Substantive Consolidation of the WorldCom Debtors. Entry of the Confirmation Order shall constitute the approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the WorldCom Debtors for all purposes related to the Plan, including, without limitation, for purposes of voting, confirmation, and distribution. On and after the Effective Date, (i) all assets and liabilities of the WorldCom Debtors shall be treated as though they were merged, (ii) no distributions shall be made under the Plan on account of any Claim held by a WorldCom Debtor against any other WorldCom Debtor, (iii) no distributions shall be made under the Plan on account of any Equity Interest held by a WorldCom Debtor in any other WorldCom Debtor, (iv) all guarantees of the WorldCom Debtors of the obligations of any other WorldCom Debtor shall be eliminated so that any Claim against any WorldCom Debtor and any guarantee thereof executed by any other WorldCom

Debtor and any joint or several liability of any of the WorldCom Debtors shall be one obligation of the WorldCom Debtors, and (v) each and every Claim filed or to be filed in the Chapter 11 Case of any of the WorldCom Debtors shall be deemed filed against the WorldCom Debtors, and shall be one Claim against and obligation of the WorldCom Debtors.

The substantive consolidation effected pursuant to Section 5.01(a) of the Plan shall not (other than for purposes related to funding distributions under the Plan and as set forth above in this section) affect: (i) the legal and organizational structure of the WorldCom Debtors, (ii) pre and post-Commencement Date guarantees, Liens, and security interests that are required to be maintained (A) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed or (B) pursuant to the Plan, (iii) defenses to any Cause of Action or requirements for any third party to establish mutuality in order to assert a right of setoff, and (iv) distributions out of any insurance policies or proceeds of such policies.

(b) Substantive Consolidation of the Intermedia Debtors. Entry of the Confirmation Order shall constitute the approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Intermedia Debtors for all purposes related to the Plan, including, without limitation, for purposes of voting, confirmation, and distribution. On and after the Effective Date, (i) all assets and liabilities of the Intermedia Debtors shall be treated as though they were merged, (ii) no distributions shall be made under the Plan on account of any Claim held by an Intermedia Debtor against any other Intermedia Debtor, (iii) no distributions shall be made under the Plan on account of any Equity Interest held by an Intermedia Debtor in any other Intermedia Debtor, (iv) all guarantees of the Intermedia Debtors of the obligations of any other Intermedia Debtor shall be eliminated so that any Claim against any Intermedia Debtor and any guarantee thereof executed by any other Intermedia Debtor and any joint or several liability of any of the Intermedia Debtors shall be one obligation of the Intermedia Debtors, and (v) each and every Claim filed or to be filed in the Chapter 11 Case of any of the Intermedia Debtors shall be deemed filed against the Intermedia Debtors, and shall be one Claim against and obligation of the Intermedia Debtors.

The substantive consolidation effected pursuant to Section 5.02(a) of the Plan shall not (other than for purposes related to funding distributions under the Plan and as set forth above in this section) affect: (i) the legal and organizational structure of the Intermedia Debtors, (ii) pre and post-Commencement Date guarantees, Liens, and security interests that are required to be maintained (A) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed or (B) pursuant to the Plan, (iii) defenses to any Cause of Action or requirements for any third party to establish mutuality in order to assert a right of setoff, and (iv) distributions out of any insurance policies or proceeds of such policies.

(c) Debtor Intercompany Claims. On the Effective Date, all intercompany Claims between and among the Debtors shall be (i) eliminated by either offset, the contribution or distribution of such Claims, or otherwise (as determined by the Debtors), other than the Intermedia Intercompany Note Claim which is being resolved pursuant to Section 5.06(a) of the Plan, and (ii) subject to the New Notes Indenture.

(d) Non-Debtor Intercompany Claims. All Claims held by any Debtor against any Non-Debtor Subsidiary or by any Non-Debtor Subsidiary against any Debtor shall be (i) reviewed by the Reorganized Debtors and adjusted, continued, or discharged, as appropriate and (ii) subject to the New Notes Indenture.

(e) Restructuring Transactions. On the Effective Date, the following transactions shall be effectuated in the order set forth:

(i) WorldCom shall make a capital contribution of the New Common Stock, New Notes, and Cash to Merger Subsidiary in an amount sufficient to satisfy distributions to holders of Allowed Intermedia Senior Debt Claims, Allowed Intermedia General Unsecured Claims, and Allowed Intermedia Subordinated Debt Claims as of the Effective Date. Merger Subsidiary shall assume all of WorldCom’s obligations under the Intermedia Intercompany Note, and WorldCom shall have no further obligations thereunder.

(ii) Intermedia shall merge with and into Merger Subsidiary, with Merger Subsidiary surviving, pursuant to which holders of Allowed Intermedia Senior Debt Claims, Allowed Intermedia General Unsecured Claims, and Allowed Intermedia Subordinated Debt Claims against, and Allowed Intermedia Preferred Stock in, Intermedia will receive New Common Stock, New Notes, and Cash, as applicable, in accordance with Sections 4.14, 4.15, 4.16, and 4.17 of the Plan, respectively. (Immediately following the Effective Date, Merger Subsidiary shall continue to be a first-tier, wholly-owned Subsidiary of WorldCom). As a result of such merger, the Intermedia Intercompany Note shall be extinguished.

(iii) Merger Subsidiary shall make a capital contribution, either directly or indirectly, to any applicable Reorganized Debtor that is a subsidiary of Intermedia of the amount of New Common Stock and Cash to be distributed to holders of Allowed Intermedia General Unsecured Claims against such Debtor as of the Effective Date.

On or as of the Effective Date, within the sole and exclusive discretion of the Debtors, the Debtors may, notwithstanding any other transactions described in this Section 5.05, but provided there are no material adverse tax consequences to the Debtors, (i) cause any or all of the Debtors to be merged into one or more of the Debtors, dissolved, or otherwise consolidated, (ii) cause the transfer of assets between or among the Debtors, or (iii) engage in any other transaction in furtherance of the Plan. Any such transaction shall be effective as of the Effective Date pursuant to the Confirmation Order without any further action by the stockholders or directors of any of the Debtors, the Debtors in Possession, or the Reorganized Debtors. It is the present intention of the Debtors to utilize this provision to merge, dissolve, or otherwise consolidate certain of its

Subsidiaries, including, but not limited to, numerous Debtor-entities involved in the Debtors’ local exchange carrier business, and transfer certain executory contracts, unexpired leases, and other assets to the surviving Subsidiaries. A list of the Subsidiaries that will be merged or dissolved will be included in the Plan Supplement.

On the Effective Date, Reorganized WorldCom shall reincorporate as a Delaware corporation and change its name to MCI, Inc. In order to effectuate Reorganized WorldCom’s reincorporation as a Delaware corporation, WorldCom shall merge into a wholly owned Subsidiary that is incorporated in Delaware, with such Subsidiary being the surviving corporation. At such time, such Subsidiary shall change its name to MCI, Inc.

The mergers, transfers of assets, dissolutions, consolidations, and other transactions contemplated in this Section 5.05 shall be approved and effective as of the Effective Date without the need for any further state or local regulatory approvals, and without any requirement or further action by the Debtors, Reorganized Debtors, or any entity created to effectuate the provisions of the Plan. All current customers will continue to receive service under the same rates, terms, and conditions as they currently enjoy. Impacted customers will receive notice of all of these organizational changes. Where required, tariffs of Subsidiaries that will be merged or dissolved pursuant to this Section 5.05 will be appropriately incorporated into existing or new tariffs of surviving entities. State and local regulatory commissions will be able to review these tariff changes to assure that consumers’ rights are fully protected.

(f) Compromise and Settlements.

(i) Intermedia Settlement. Pursuant to Bankruptcy Rule 9019, the Plan incorporates a proposed compromise and settlement of all issues relating to the validity, enforceability, and priority of the Intermedia Intercompany Note, including the Intermedia Avoidance Claims which were alleged by the Debtors and the holders of Allowed WorldCom Senior Debt Claims and disputed by the holders of Allowed Intermedia Senior Debt Claims and Allowed Intermedia Subordinated Debt Claims. Pursuant to the Plan, and in consideration for the distribution and other benefits under the Plan, upon the Effective Date, the Intermedia Intercompany Note and the Intermedia Avoidance Claims shall be extinguished and the Debtors and all parties who have held, hold, or may hold Claims against or Equity Interests in any or all of the Debtors are permanently enjoined from asserting or continuing in any manner the Intermedia Avoidance Claims.

(ii) MCIC Settlement. Pursuant to Bankruptcy Rule 9019, the Plan incorporates a proposed compromise and settlement of issues relating to the substantive consolidation of the WorldCom Debtors. The Debtors and the holders of WorldCom Senior Debt Claims alleged that substantive consolidation of the WorldCom Debtors is appropriate. This allegation was disputed by the holders of MCIC Senior Debt Claims. Pursuant to the Plan, and in consideration for the distribution premium provided to the holders of MCIC Senior Debt Claims and other benefits under the Plan, upon the Effective Date, the WorldCom Debtors shall be substantively consolidated.

(iii) Bank Settlement. Pursuant to Bankruptcy Rule 9019, the Plan incorporates a proposed compromise and settlement of issues relating to the Bank Claims and the Bank Actions. Pursuant to the Constructive Trust Action, certain holders of Bank Claims allege that funding under the 364-Day Facility was fraudulently obtained by the Debtors and that such amounts received by the Debtors are subject to a constructive trust for the benefit of the Banks who are plaintiffs in the Constructive Trust Action. In addition, pursuant to the Maryland Action, certain Banks who are plaintiffs in such action seek damages for alleged acts of negligence and negligent misrepresentation allegedly committed in connection with the funding under the 364-Day Facility. These allegations are disputed by the Debtors. Pursuant to the Bank Settlement, the allowance and distributions on account of Class 3A Bank Settlement Claims is expressly contingent upon the prior dismissals with prejudice of the Constructive Trust Action and the Maryland Action. Pursuant to the Plan, and in consideration for the distribution provided under the Bank Settlement, other benefits under the Plan, and the dismissal with prejudice of the Constructive Trust Action and the Maryland Action, any and all parties who have held, hold, or may hold Claims against or Equity Interests in any or all of the Debtors are permanently enjoined from asserting or continuing in any manner any Bank Action.

(g) Subordination Rights. Notwithstanding the compromises and settlements set forth in Sections 5.06(a) and (b) of the Plan or any other provisions of the Plan or section 510(a) of the Bankruptcy Code, the Plan shall not affect and shall not be deemed to effect a waiver, cancellation, alteration, or impairment of any subordination or related rights or obligations of any person or entity, other than with respect to (i) any indebtedness that is senior to the MCIC Subordinated Debt Claims, including, without limitation, the MCIC Senior Debt Claims, and (ii) Intermedia Senior Notes and Intermedia Subordinated Notes, which rights and obligations shall be deemed cancelled and extinguished in their entirety.

(h) Exit Financing and Market Repurchase. Commencing as soon as practicable after the Effective Date and in accordance with applicable laws, Reorganized WorldCom will conduct a reasonable review of its Cash needs, including, without limitation, amounts that will be necessary to satisfy holders of Convenience Claims, WorldCom General Unsecured Claims, MCI Pre-merger Claims, MCIC Subordinated Debt Claims, Intermedia General Unsecured Claims, and Intermedia Preferred Stock pursuant to Sections 4.05, 4.07, 4.08, 4.13, 4.15, and 4.17 of the Plan, respectively, and, after such review, will utilize excess Cash (determined as of the Effective Date) in excess of one billion ($1,000,000,000) dollars in accordance with Reorganized WorldCom’s best business judgment to maximize shareholder value, which may include purchasing shares of New Common Stock in the open market at prevailing market prices or otherwise distribute such Cash in respect of the New Common Stock, in each case, depending upon market and business conditions and other relevant factors. Reorganized WorldCom cannot predict the prevailing market price of New Common Stock at the time of any such market repurchase. To the extent less than five billion six hundred sixty-five million ($5,665,000,000) dollars in principal amount of New Notes will be distributed pursuant to the Plan and to the extent deemed appropriate by Reorganized WorldCom in its reasonable business judgment, Reorganized WorldCom will use reasonable efforts to obtain a term loan in the principal amount equal to the difference between five billion six hundred sixty-five million ($5,665,000,000) dollars and the aggregate principal amount of New Notes to be distributed under the Plan not to exceed one billion ($1,000,000,000) dollars.

(i) Corporate Name Change and Relocation. The Reorganized WorldCom Certificate of Incorporation and Reorganized WorldCom By-laws shall provide that, on the Effective Date, WorldCom shall change its name to MCI, Inc. and reincorporate as a Delaware corporation in the manner set forth in Section 5.05(c) of the Plan. On and after the Effective Date, the corporate offices of MCI, Inc. and the other Reorganized Debtors shall be located at 22001 Loudoun County Parkway, Ashburn, Virginia 20147.

(j) Cancellation of Existing Securities and Agreements and Indenture Trustee Charging Liens. On the Effective Date, subject to Section 5.06(d) of the Plan, any document, agreement, or instrument evidencing any Claim or Equity Interest, other than a Claim that is reinstated and rendered unimpaired under the Plan or Equity Interest held by a Debtor in any Subsidiary, shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order, or rule and the obligations of the Debtors under such documents, agreements, or instruments evidencing such Claims and Equity Interests, as the case may be, shall be discharged; provided, however, that the Indentures shall continue in effect for the purposes of permitting the Indenture Trustees to (i) make any distributions pursuant to the Plan and to perform such other necessary functions with respect thereto and (ii) maintain and assert any rights or liens for reasonable fees, costs, and expenses under the Indentures. Nothing in the Plan or the Confirmation Order shall be deemed to impair, waive, or discharge the Indenture Trustees’ (or any predecessor indenture trustees’) respective rights, remedies, liens, and priorities or any other rights of the Indenture Trustees (or any predecessor indenture trustees) under their respective indentures against the distributions to the holders of public debt securities, including, without limitation, the right to contest the jurisdiction of the Bankruptcy Court with respect to such matters. Without limiting any other rights, remedies, liens, and priorities of the Indenture Trustees preserved hereunder, the Indenture Trustees shall first apply towards satisfaction of their reasonable fees and expenses any Cash proceeds received in accordance with Section 6.18 of the Plan.

(k) Hart-Scott-Rodino Compliance. Any shares of New Common Stock to be distributed under the Plan to any entity required to file a Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such entity shall have expired or been terminated.

(l) Electing Holder’s Designation. With respect to each Electing Holder that may receive a combination of New Notes or New Common Stock, in lieu of receiving New Notes and New Common Stock on account of each Allowed Claim as otherwise provided in Article IV of the Plan, such Electing Holder may designate (so long as such Electing Holder holds more than one (1) Allowed Claim) on the Election Form that such Electing Holder shall receive on account of specified Allowed Claims a specific portion of the New Notes and/or New Common Stock that such Electing Holder is entitled to receive on account of all Allowed Claims for which elections are made by such Electing Holder. Each Electing Holder making the designation described above shall receive the same aggregate principal amount of New Notes and aggregate shares of New Common Stock as such holder would have received pursuant to Article IV of the Plan had such holder not made such designation.

(m) Violations of Claims Trading Order. In the event that any person or group of persons is in violation of the Trading Order and such person or group of persons, but for the application of this Section 5.12, would become a “5% shareholder” (within the meaning of section 382 of the Tax Code and the Treasury Regulations promulgated thereunder) of Reorganized WorldCom as a result of the implementation of the Plan, such person(s) (and, to the extent necessary, any other person whose ownership would be attributed to any such person for purposes of section 382 of the Tax Code) shall not be entitled to and shall not receive distributions of New Common Stock pursuant to the Plan (i) in excess of fourteen million three hundred fifty nine thousand nine hundred ninety-nine (14,359,999) shares of New Common Stock, if such violation was a failure to notify the Debtors of ownership of one billion ($1,000,000,000) dollars or more of Claims, or (ii) in respect of any Claims acquired in violation of the Trading Order. If, after May 16, 2003 and prior to the Distribution Notification Date, the Debtors become aware of circumstances that would result in the application of the preceding sentence as to any person(s), then to the extent that such person(s) would not be entitled to receive New Common Stock by reason of this Section 5.12, such person(s) shall be treated as having elected on an Election Form to receive New Notes in accordance with the applicable provisions of Article IV of the Plan. If the Debtors or Reorganized WorldCom only become aware of such circumstances after the Distribution Notification Date, then, except as provided below, no distribution shall be made in lieu of the New Common Stock that is not distributable by reason of this Section 5.12. If such New Common Stock was already distributed, such distribution of New Common Stock shall be null and void and the respective amount of New Common Stock, together with any dividends or other distributions that were received by the purported recipient of such New Common Stock under the Plan, shall be promptly returned to Reorganized WorldCom. Pursuant to provisions to be contained in the Reorganized WorldCom Certificate of Incorporation or Reorganized WorldCom By-Laws, Reorganized WorldCom (i) shall use good faith efforts to sell, to the extent practicable (as determined by Reorganized WorldCom), and shall only sell for Cash, any New Common Stock that was not distributable under this Section 5.12 by reason of circumstances of which Reorganized WorldCom became aware after the Distribution Notification Date or that was returned to Reorganized WorldCom pursuant to the terms of the preceding sentence, and (ii) following any such sale, shall distribute to the person (or persons on a proportionate basis) to whom such New Common Stock would otherwise have been distributable an amount equal to the lesser of (A) the sales proceeds in excess of Reorganized WorldCom’s expenses in connection with the sale and (B) the value of the sold shares as of the Effective Date (as determined in good faith by Reorganized WorldCom). The reasonable determinations of the Debtors or Reorganized WorldCom under this Section 5.12 regarding any amounts of New Common Stock that are not distributable or that must be returned shall be final and binding, and shall be made by the earlier of the expiration of the restrictions on the transferability of Reorganized WorldCom Equity described in clause (ii) of the first sentence of Section 9.03 of the Plan and the filing of the federal income tax return of Reorganized WorldCom for the taxable year in which the Effective Date occurs. Any disputes under this Section 5.12 shall be resolved by the Bankruptcy Court.

4.	Certain Provisions Regarding Voting and Distributions Under the Plan

(a) Surrender of Instruments. Except to the extent evidenced by electronic entry, as a condition to receiving any distribution under the Plan, each holder of a certificated instrument or note must surrender such instrument or note held by it to the Disbursing Agent or its designee, unless such certificated instrument or note is being reinstated or being left unimpaired under the Plan. Any holder of such instrument or note that fails to (i) surrender such instrument or note, or (ii) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Disbursing Agent before the first (1st) anniversary of the Effective Date shall be deemed to have forfeited all rights and Claims and may not participate in any distribution under the Plan. Any distribution so forfeited shall become property of the Reorganized Debtors.

(b) Registration of New Common Stock and New Notes. Each Registration Rights Holder shall have the right to become a party to the Registration Rights Agreement on the Effective Date. The Registration Rights Agreement shall contain customary terms and conditions in a form reasonably agreed by WorldCom and the Registration Rights Holders holding a majority of the New Common Stock to be covered by the Agreement, including terms and conditions relating to shelf registration rights, demand registration rights, piggyback registration rights, selection of underwriters, blackouts, expenses, assignment, and withdrawal as set forth in Section 6.09 of the Plan.

5.	Certain Provisions Regarding Corporate Governance and Management of the Reorganized Debtors

(a) Certificates of Incorporation and By-laws. The Reorganized WorldCom Certificate of Incorporation, the Reorganized WorldCom By-laws, and the certificates of incorporation and by-laws of each of the other Reorganized Debtors shall contain provisions necessary (i) to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such certificates of incorporation and by-laws as permitted by applicable law, (ii) unless the Debtors and the Committee deem it unnecessary or inadvisable, to impose restrictions on the direct or indirect transferability of the New Common Stock or other equity of

Reorganized WorldCom (“Reorganized WorldCom Equity”) such that (A) no person or “entity” may acquire or accumulate 4.75% or more (as determined under tax law principles governing the application of section 382 of the Tax Code) of the Reorganized WorldCom Equity and (B) no person or entity owning directly or indirectly (as determined under such tax law principles) on the Effective Date, after giving effect to the Plan, 4.75% or more of the New Common Stock may acquire additional shares of Reorganized WorldCom Equity, subject to certain exceptions and limitations (including, without limitation, limited duration of restrictions as described below, the right of the Board of Directors to waive such restrictions in its reasonable discretion, and allowance for certain acquisitions without the need for prior Board of Directors approval, including, without limitation, qualified tender offers for all of Reorganized WorldCom’s stock), (iii) to impose the requirement that any “stock split” or “reverse stock split” within one (1) year after the Effective Date be approved by at least ninety-five (95%) percent of the holders of New Common Stock then outstanding; and (iv) to effectuate the provisions of the Plan. All restrictions on the transferability of the Reorganized WorldCom Equity described under clause (ii) above shall expire on the earlier of the second (2nd) anniversary of the Effective Date and the date on which the Board of Directors of Reorganized WorldCom in good faith determines that, (A) the requirements under section 382(l)(5) of the Tax Code will not be satisfied with respect to the ownership change occurring directly as a result of the consummation of the Plan or (B) electing treatment under section 382(l)(5) of the Tax Code is not in the best interests of Reorganized WorldCom or its stockholders. Reorganized WorldCom shall use good faith efforts to make the determination of whether a reasonable basis exists for taking the position that the requirements of section 382(l)(5) of the Tax Code have been satisfied, at the earliest date following the Effective Date that adequate information regarding the ownership of Reorganized WorldCom is reasonably available, and from time to time thereafter as additional information or developments relevant to this determination are reasonably available or occur.

(b) Authorization and Issuance of New Securities. The issuance of the following securities by Reorganized WorldCom is hereby authorized without further act or action under applicable law, regulation, order, or rule:

(i) The New Notes in an aggregate principal amount of up to five billion six hundred sixty-five million ($5,665,000,000) dollars;

(ii) Three billion (3,000,000,000) shares of New Common Stock; and

(iii) The Management Restricted Stock.

(c) Listing of New Common Stock. Reorganized WorldCom shall use commercially reasonable efforts to cause the shares of New Common Stock to be listed on the NASDAQ National Market System for trading on or as soon as practicable after the Effective Date.

(d) New Management Restricted Stock Plan. Prior to the Effective Date, Reorganized WorldCom shall adopt the New Management Restricted Stock Plan. Reorganized WorldCom shall, on the Effective Date, implement an equity-based program for certain of its employees, pursuant to which such employees shall receive restricted shares of New Common Stock (the “Management Restricted Stock”). The terms of the New Management Restricted Stock Plan shall be contained in the Plan Supplement.

(e) New Employee Stock Purchase Plan. Prior to the Effective Date, Reorganized WorldCom shall adopt the New Employee Stock Purchase Plan. Reorganized WorldCom shall, on the Effective Date, implement an employee stock purchase plan intended to qualify under section 423 of the Tax Code. Pursuant to the New Employee Stock Purchase Plan, Reorganized WorldCom would purchase shares of New Common Stock on the open market in order to make such shares available to participating employees. The terms of the New Employee Stock Purchase Plan shall be contained in the Plan Supplement.

6.	Effect Of Confirmation

(a) Vesting of Assets. Upon the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of the estates of the Debtors shall vest in the Reorganized Debtors free and clear of all Claims, Liens, encumbrances, charges, and other interests, except as provided herein. From and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided herein.

(b) Discharge of Claims and Termination of Equity Interests. Except as otherwise provided herein or in the Confirmation Order, the rights afforded in the Plan and the payments and distributions to be made hereunder shall be in exchange for and in complete satisfaction, discharge, and release of all existing debts and Claims, and shall terminate all Equity Interests, of any kind, nature, or description whatsoever, including any interest accrued on such Claims from and after the Commencement Date, against or in the Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code. Except as provided in the Plan, upon the Effective Date, all existing Claims against the Debtors and Equity Interests in the Debtors, shall be, and shall be deemed to be, discharged and terminated, and all holders of Claims and Equity Interests shall be precluded and enjoined from asserting against the Reorganized Debtors, or any of their assets or properties, any other or further Claim or Equity Interest based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of Claim or proof of Equity Interest.

(c) Discharge of Debtors. Upon the Effective Date and in consideration of the distributions to be made hereunder, except as otherwise expressly provided herein, each holder (as well as any trustees and agents on behalf of each holder)

of a Claim or Equity Interest and any affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Equity Interests, rights, and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Equity Interest in the Debtors.

(d) Injunction. Except as otherwise expressly provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court, all entities who have held, hold, or may hold Claims against or Equity Interests in any or all of the Debtors and other parties in interest, along with their respective present or former employees, agents, officers, directors, or principals, are permanently enjoined, on and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind against the Debtors or Reorganized Debtors with respect to any such Claim or Equity Interest, (ii) enforcing, attaching, collecting, or recovering by any manner or means of any judgment, award, decree, or order against the Debtors or Reorganized Debtors on account of any such Claim or Equity Interest, (iii) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors or Reorganized Debtors or against the property or interests in property of the Debtors or Reorganized Debtors on account of any such Claim or Equity Interest, (iv) commencing or continuing in any manner any action or other proceeding of any kind with respect to any Claims and Causes of Action which are extinguished or released pursuant to the Plan, and (v) taking any actions to interfere with the implementation or consummation of the Plan.

(e) Term of Injunctions or Stays. Unless otherwise provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in such applicable order.

(f) Exculpation. None of the Debtors, the Reorganized Debtors, the Indenture Trustees, the Covered Parties, or their respective professionals shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct, gross negligence, criminal conduct, misuse of confidential information that causes damages, or ultra vires acts and, in all respects, the Debtors, the Reorganized Debtors, the Indenture Trustees, and the Covered Parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. Nothing in this Section 10.06 shall limit the liability of the professionals of the Debtors, the Reorganized Debtors, the Indenture Trustees or the Covered Parties to their respective clients pursuant to DR 6-102 of the Code of Professional Responsibility.

(g) Avoidance Actions. From and after the Effective Date, the Reorganized Debtors shall have the right to prosecute any avoidance or equitable subordination or recovery actions under sections 105, 502(d), 510, 542 through 551, and 553 of the Bankruptcy Code that belong to the Debtors or Debtors in Possession other than the Intermedia Avoidance Claims, which shall be extinguished pursuant to Section 5.06(a) of the Plan, and such other avoidance or recovery actions against parties to the Compromise and Settlements under Section 5.06 of the Plan.

(h) Retention of Causes of Action/Reservation of Rights. Except as against parties to the Compromise and Settlements under Section 5.06 of the Plan, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights or Causes of Action that the Debtors or the Reorganized Debtors may have or which the Reorganized Debtors may choose to assert on behalf of their respective estates under any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including, without limitation, (i) any and all Claims against any person or entity, to the extent such person or entity asserts a crossclaim, counterclaim, and/or Claim for setoff which seeks affirmative relief against the Debtors, the Reorganized Debtors, their officers, directors, or representatives, (ii) the turnover of any property of the Debtors’ estates, and (iii) Causes of Action against current or former directors, officers, professionals, agents, financial advisors, underwriters, lenders, or auditors relating to acts or omissions occurring prior to the Commencement Date.

Nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any Claim, Cause of Action, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to the Commencement Date, against or with respect to any Claim left unimpaired by the Plan. The Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of setoff, and other legal or equitable defenses which they had immediately prior to the Commencement Date fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights respecting any Claim left unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced.

(i) United States Exception. Notwithstanding any provision of the Plan or any document or order associated therewith, in accordance with 18 U.S.C. § 3613(e), nothing shall be deemed to waive, release, discharge, affect, or terminate any liability of, debt of, or Claim against Debtors, the Reorganized Debtors, or any non-Debtor in connection with any criminal action or criminal proceeding by the United States concerning conduct at any time by the Debtors (or their agents or present or former employees) or by the Reorganized Debtors (or their agents or present or former employees), and nothing herein shall release the Debtors, the Reorganized Debtors, or any non-Debtor from the criminal laws of the United States. Nothing in the Plan or in any document or order associated therewith shall be deemed to waive, release, discharge, affect, or terminate any Claim or right of the United States (or any agency or department thereof) to collect any Claim against or assert any right against any non-Debtor

(including, but not limited to, any present or former employee, agent, officer, director, or principal of any Debtor or Reorganized Debtor).

(j) Obligation to Defend. The Debtors or the Reorganized Debtors, as the case may be, shall, with respect to any action threatened or commenced by a third party against any Covered Party relating to or arising out of the conduct of such Covered Party during the Chapter 11 Cases with respect to the Plan, pursuit of confirmation of the Plan, consummation of the Plan, or the administration of the Plan: (i) pay all defense costs including, without limitation, reasonable attorneys’ fees; provided, however, that choice of counsel must be reasonably acceptable to the Covered Party and the Debtor or the Reorganized Debtor, as the case may be; (ii) pay the costs of any settlement; provided, however, any such settlement must be consented to by the Debtors or the Reorganized Debtors, as the case may be, which consent shall not be unreasonably withheld; and (iii) pay any judgment. Notwithstanding the foregoing, the obligations of the Debtors or the Reorganized Debtors, as the case may be, set forth above shall terminate with respect to any Covered Party to the extent that such Covered Party is determined by a final judgment to be guilty of gross negligence, willful misconduct, or breach of fiduciary duty. In such event, such Covered Party shall reimburse the Debtors or the Reorganized Debtors, as the case may be, for all payments made pursuant to this Section 10.10.